UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

205 Hudson Street, Suite 802
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.
(the “Company”)

May 14, 2010

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 14, 2010, the Company, through a wholly-owned subsidiary, purchased all of the outstanding capital stock of Benchmark Broadcast Systems (S) Pte Ltd (“Benchmark”), a wholly-owned subsidiary of Benchmark Video Technologies Pte Ltd (“BVT”), pursuant to a Stock Purchase Agreement, dated as of May 14, 2010, among the parties (the “SPA”).  Benchmark, headquartered in Singapore, serves as one of the leading video asset management providers and broadcast systems integrators in South and Southeast Asia, with a strong sales presence in Greater China as well.  The aggregate consideration payable by the Company will be an amount in the aggregate of not less than $10,630,000 (including payments to employees of Benchmark over time), plus the positive balance of Benchmark’s working capital (which will be payable in cash to BVT). The consideration may be in excess of $10,630,000 pursuant to the earn-out terms summarized below and contained in the SPA included as an exhibit hereto.

An amount of $9,680,000 was paid to BVT and to Benchmark employees at the closing (the “Purchase Price”), subject to escrow and holdback requirements summarized below and described in the SPA. The Purchase Price consisted of (i) cash in the amount of $4,905,000 and (ii) a number of restricted shares of the Company’s common stock with a value of $4,775,000.  The shares of the Company’s common stock issued at the closing were valued using a 30-day volume-weighted average price prior to the signing of the SPA, which was $13.50 per share.  In addition to the Purchase Price, the Company will pay to BVT (or its designees) an amount in cash equal to the positive balance of the estimated working capital of Benchmark.

Following the 12-month anniversary of the closing and subject to Benchmark generating a minimum of $15,000,000 in revenue and associated minimum profit-before-taxes ("PBT") margin requirements, the Company will  pay BVT (or its designees) in the form of shares of the Company’s common stock $0.60 for every $1.00 of recognized revenue generated by Benchmark during the 12-month period following the closing, minus the Purchase Price. In addition, at such time, the Company will issue to certain employees of Benchmark (i) a number of shares of the Company’s common stock equal to 5% of the number then being issued to BVT (or its designees) and (ii) a number of shares of the Company’s common stock with a value of $450,000 using the 30-day volume-weighted average price prior to the signing of the SPA, or 33,334 shares.

Following the 24-month anniversary of the closing and subject to Benchmark generating a minimum of $15,000,000 in revenue and associated minimum PBT margin requirements during the 12-month period between the 12 and 24-month anniversaries of closing, the Company will pay BVT (or its designees) in the form of shares of the Company’s common stock $0.40 for every $1.00 of recognized revenue generated by Benchmark during the same period, but only after subtracting any remaining unearned portion of the Purchase Price based on the first-year earn-out. In addition, at such time, the Company will issue to certain employees of Benchmark a number of shares of the Company’s common stock equal to 5% of the number then being issued to BVT (or its designees).

Further, to the extent that BVT (or its designees) otherwise receives less than $500,000 from the earn-outs described above following the first and second anniversaries of the closing, then BVT (or its designees) will receive any shortfall from such amount paid 50% in cash and 50% in shares of the Company’s common stock.

Except as otherwise provided with respect to the $450,000 in shares of the Company’s common stock issued to Benchmark employees following the first anniversary of the closing, the price per share of the Company’s common stock issuable as part of either the first- or second-year earn-out will be the weighted average price of the Company’s common stock for the 30 trading days immediately preceding the first anniversary or second anniversary, as applicable, provided that if such price would be (i) below $10.00, it will be $10.00 per share and (ii) above $16.00, it will be $16.00 per share.  The PBT margin requirements for each year will be at least 5% (with penalties applied to Benchmark's deemed revenues if the PBT margin does not reach at least 7.5%) for the first 12 months and at least 7.5% for each 12-month period. If the PBT margin exceeds 15% in either 12-month period, the deemed revenues for such period will be subject to positive adjustment as provided in the SPA.

Additionally, BVT (or its designees) has the right to receive, at its option, 30% of the value of the stock consideration payable pursuant to the first and second-year earn-outs in the form of cash (less a specified discount of 15%), and the Company has the right at any time, at its option, to make all such stock-based earn-out payments in the form of cash. These cash payments will be subject to any applicable tax withholding requirements.

Fifteen percent of the Purchase Price payable at the closing and additional amounts following the first anniversary of the closing will be subject to a one-year escrow (all of which will be in the form of the Company’s common stock), except that no amount will be escrowed with respect to the portion of the shares issuable solely to employees of Benchmark following the first anniversary of the closing based upon Benchmark’s achievement of applicable minimum revenue and PBT margin requirements. The Company also placed $2,000,000 into escrow at the closing to support certain of its obligations under the SPA.

In order to comply with the market rules of the Nasdaq Stock Market, the SPA includes a “share cap” to limit the number of shares that can be issued under the SPA, after giving consideration to the earn-out provisions, to 19.9% of the Company's outstanding shares (determined immediately prior to the closing of the acquisition).

All shares of the Company’s common stock issued to BVT in connection with the acquisition will be issued in reliance upon the exemption from registration afforded by Regulation S under the Securities Act of 1933, as amended (the “Act”).  All shares of the Company’s common stock issued to Benchmark employees in connection with the acquisition will be issued either in reliance upon the exemption from registration afforded by Regulation S under the Act or in a registered offering under the Act.   In addition to the requirement that any subsequent sale or transfer of such stock comply with Regulation S and Rule 144, all of the Company’s common stock issued at the closing will be subject to a one-year contractual lock-up agreement.  Subject to applicable law, the holders of the Company’s common stock will have tag-along rights with respect to sales of the common stock owned or controlled by Kaleil Isaza Tuzman, the Company’s Chairman and Chief Executive Officer, including, without limitation, in connection with a transaction that results in a change of control of the Company.

The purchase price was determined as a result of arm’s-length negotiations among the parties.  The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.  The securities offered in the acquisition have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company had no previous relationship or association with Benchmark or BVT.  There are presently no significant changes anticipated in the business or product lines of either the Company or Benchmark.

The Company announced the closing of the acquisition in a press release issued on May 17, 2010, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements of Benchmark are not “significant” and therefore not required to be filed pursuant to Item 3.05(b) of Regulation S-X.

(b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information is not “significant” and therefore not required to be filed pursuant to Article 11 of Regulation S-X.

(d)       Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 14, 2010, by and among KIT digital, Inc., KIT digital, FZ-LLC, Benchmark Video Technologies Pte Ltd, and Benchmark Broadcast Systems (S) Pte Ltd.

99.1	Press release issued by KIT digital, Inc. on May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: May 20, 2010	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer